EXHIBIT 21.1
LIST OF SUBSIDIARIES

Grantor	Jurisdiction	Current Names Under Which Do Business

American Reprographics Company, L.L.C.	California	Ford Graphics
Graphic Reproductions
Dietrich Post
Brownie’s Blueprint
Color Expressions
Blair Graphics
San Jose Blue
LDO
Mercury
Stockton Blueprint
E-Pavillion
Crest Graphics
Veenstra
Mossner
Copy Spot
Walker Repro
Skokie Valley Repro
Consolidated Repro
Action Blueprint
Canyon Repro
Golden Mile Repro
FDC
Atlas Blueprint
C&R Repro
Ohio Blueprint
Queen City Reprographics
Rapid Blue
Commercial Graphics
Glendale Blue
Midsouth Construction
Milwaukee Repro
InTeam Repro
InPrint Corporation
Pikes Peak Reprographics

American Reprographics Servicios, S.A. de D.V.	Mexico

ARC Acquisition Corporation	California	Planwell

Argo-ICC Reprographics Ltd.	Ontario, Canada	ICC Repro Argo Graph J. Harvey Rose

Grantor	Jurisdiction	Current Names Under Which Do Business
Blue Print Service Company, Inc.	California	BPS NorthBay Copy Sharprint Alpha Repro

BPI Repro, LLC	California	B & B Blueprint BP Repro Action Reprographics Barry Blueprint Circle Blueprint Independent Printing Reprographics Plus

Dunn Blue Print Company	Michigan	Dunn Blueprint Entire Reproductions Westside Reprographics

Engineering Repro Systems, Inc.	Minnesota	Engineering Repro GMB Engineering Minnesota Blueprint Academy Blue Cooks Reprographics Northstar St. Cloud

E. Pavilion, L.L.C. (owns a 60% interest)	California
Franklin Graphics Corporation	Michigan	Repro Technologies
Georgia Blue Print Company, L.L.C.	Delaware	Georgia Blueprint
Leet- Melbrook, Inc.	Maryland	Leet-Melbrook
Licensing Services International, LLC	California
McKee Enterprises, Inc.	Arizona	ScottBlue Reprographics
Mirror Plus Technologies, Inc.	California	Mirror Plus
OCB, LLC	California	OCB California Graphics Tiger Reprographics Fullerton Blueprint H & L Hendry Universal South JP Reprographics Rancho Reprographics Riverside Blueprint

Peninsula Blueprint, Inc.	California	Peninsula Blueprint
Planwell, LLC	California

Grantor	Jurisdiction	Current Names Under Which Do Business
Quality Reprographic Services, Inc.	Georgia	QRS
Reprografia Digital De Mexico, S.A. de C.V.	Mexico
Reprographics Northwest, LLC	California	Kestral Repro Northwest Tacoma Reprographics Superior Olympic Reprographics

Rhode Island Blue Print Co.	Rhode Island	Rhode Island Blue
Ridgway’s GP, LLC	Delaware
Ridgway’s LP, LLC	Delaware
Ridgway’s, Ltd.	Texas	Ridgway’s — Nevada Ridgway’s Campbell (Airways) Orlando Repro Irving Blueprint Best Digital Blue Streak Repro Classic Color City Blueprint Strato Grafix Noalart Tampa Reprographics

SubHub, Inc.	California
The PEiR Group, LLC	California
The PEiR Group International, LLC	California
Western Blue Print Company, L.L.C.	Missouri
Wilco Reprographics, Inc.	Delaware